EXHIBIT 99.1


PrimePlayer Inc. Announces the Resignation of Gary S. Marrone from Its Board of Directors and as CEO


FRIDAY , MARCH 28, 2003 02:00 PM


LAS VEGAS, Mar 28, 2003 (BUSINESS WIRE) -- Alexander Gilliland, president of PrimePlayer Inc., announced today that Gary S. Marrone, co-founder of PrimePlayer Inc., has resigned from PrimePlayer Inc.'s board of directors and as CEO in order to dedicate his full-time effort to the growth and development of Blue-Chip Strategies (a privately held company).


"PrimePlayer Inc. is the direct result of Mr. Marrone's vision and energy," commented Gilliland. "The company will certainly miss his insightful business sense and tireless work ethic. Blue-Chip Strategies is indeed fortunate to have an individual of Mr. Marrone's caliber serve in a leadership role," continued Gilliland.


PrimePlayer Inc. is a marketing company that utilizes traditional media sources, the Internet and other nontraditional marketing mediums to advance the interests of its clients.


Safe Harbor Statement -- Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the company's periodic filings with the Securities and Exchange Commission.

CONTACT:      PrimePlayer Inc., Las Vegas
              Alexander Gilliland, 702/892-9502